PURCHASE AND SALE AGREEMENT


     This Agreement is made as of the 22nd day of December, 1999, by and between Regency Realty Group, Inc. (the "Buyer") and Security Capital Holdings, S.A. (the "Seller").
         WHEREAS, the Seller is the owner of 33,892 shares (the "Shares") of Class A Voting Stock of PRT Development Corporation, a Delaware corporation, which Shares represent all of the outstanding Class A Voting Stock.

         WHEREAS, the Buyer has offered to purchase the Shares and the Seller has agreed to sell the Shares to Buyer on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, the parties agree as follows:

1. The Seller hereby sells, assigns and transfers the Shares to the Buyer for an aggregate purchase price of $272,000, the receipt and sufficiency of which are hereby acknowledged by the Seller.

2.       The Seller represents and warrants as follows:

     a. Seller has all requisite capacity and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite corporate action;

     b. Seller owns the Shares free and clear of all liens, claims or encumbrances of any nature;

     c. No consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by Seller; and

d. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (1) violate, or conflict with or result in a breach of any provisions of, or constitute a default or an event which with notice or lapse of time or both, would constitute a default under, any agreement, instrument or obligation to which the Seller is a party or by which the Seller may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

3.       The Buyer represents and warrants as follows:

a. Buyer has all requisite capacity and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all requisite corporate action.

     b. No consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by Buyer; and

c. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, or conflict with or result in a breach of any provisions of, or constitute a default or an event which with notice or lapse of time or both, would constitute a default under, any agreement, instrument or obligation to which the Buyer is a party or by which the Buyer may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        SECURITY CAPITAL HOLDINGS, S.A.


                        By:      /s/ Jeffrey A. Cozad
                           --------------------------
                                 Its Managing Director


                        REGENCY REALTY GROUP, INC.


                        By:      /s/ J. Christian Leavitt
                           ------------------------------
                                 Its Sr. Vice President and Secretary